                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The North Face, Inc. 1996 Employee Stock Purchase Plan of our report dated February 9, 1996 (June 20, 1996 as to Note 16) on the financial statements of The North Face, Inc. and The North Face ("Predecessor") appearing in the Prospectus dated July 2, 1996, which is a part of Registration Statement No. 333-04107 of The North Face, Inc.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Francisco, California
September 17, 1996


                                        9